RenaissanceRe Reports Net Income Available to Common Shareholders of $456.8 Million; Operating Income Available to Common Shareholders of $278.1 Million in the Second Quarter of 2021. Reports Strong Growth in Gross Premiums Written.
•27.6% annualized return on average common equity; 16.8% annualized operating return on average common equity.
•72.4% combined ratio; 48.0% current accident year net claims and claim expense ratio.
•Continued strong top-line growth across both segments; 23.1% growth in gross premiums written; representing 38.1% growth in the Casualty and Specialty segment and 13.5% growth in the Property segment.
•Repurchased $309.0 million of common shares in the second quarter; aggregate of $480.7 million of common shares repurchased in the first half of 2021; and an additional $137.5 million of common shares repurchased from July 1, 2021 through July 19, 2021.
•Continued growth in the Capital Partners business, primarily driven by capital raises in Upsilon RFO and Medici, with Medici’s capital surpassing $1 billion.

Pembroke, Bermuda, July 22, 2021 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the three months ended June 30, 2021.

Net Income Available to Common Shareholders per Diluted Common Share: $9.35 Operating Income Available to Common Shareholders per Diluted Common Share*: $5.64
Underwriting Income $329.0M	Fee Income $46.2M	Net Investment Income $80.9M
Change in Book Value per Common Share: 6.3% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 6.7%
*Annualized Operating Return on Average Common Equity, Operating Income Available to Common Shareholders, Operating Income Available to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered a solid quarter for our shareholders, characterized by strong underwriting growth, high quality fee income and robust investment returns. Our Casualty and Specialty team extended its leadership by continuing to find opportunities to support our customers and our Property segment deployed capital in attractive business at the mid-year renewals. I am pleased with the continued execution of our strategy and resulting growth in tangible book value per share, and remain confident in our ability to provide superior shareholder returns over the long term.”

Consolidated Financial Results - Second Quarter

Consolidated Highlights
	Three months ended June 30
(in thousands, except per share amounts and percentages)	2021	2020
Gross premiums written	$2,094,158	$1,701,872
Underwriting income	328,976	217,137
Combined ratio	72.4%	78.5%

Net Income
Available to common shareholders	456,818	575,845
Available to common shareholders per diluted common share	$9.35	$12.63
Operating income (1)
Available to common shareholders	278,050	190,076
Available to common shareholders per diluted common share	$5.64	$4.06
Book value per common share	$139.35	$134.27
Change in book value per share	6.3%	14.6%
Tangible book value per common share plus accumulated dividends (1)	$156.55	$150.09
Change in tangible book value per common share plus change in accumulated dividends (1)	6.7%	16.6%

Return on average common equity - annualized	27.6%	38.5%
Operating return on average common equity - annualized (1)	16.8%	12.7%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Grew gross premiums written by 13.5%; combined ratio of 43.8%

Property Segment
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$1,183,556	$1,042,536	13.5%
Underwriting income	315,122	200,682

Underwriting Ratios
Net claims and claim expense ratio - current accident year	26.4%	34.7%	(8.3)	pts
Net claims and claim expense ratio - prior accident years	(9.1)%	(1.3)%	(7.8)	pts
Net claims and claim expense ratio - calendar year	17.3%	33.4%	(16.1)	pts
Underwriting expense ratio	26.5%	25.7%	0.8	pts
Combined ratio	43.8%	59.1%	(15.3)	pts
•Gross premiums written increased 13.5%, driven by:
–Growth in the property catastrophe class of business of $49.5 million, or 7.0%, primarily driven by rate improvements, combined with increased shares on existing deals and new opportunities across underwriting platforms.
–Growth in the other property class of business of $91.5 million, or 27.7%, principally driven by rate improvements, which contributed to growth in new and existing business written in the current and prior periods across underwriting platforms, notably within catastrophe exposed U.S. property excess and surplus lines.
•Ceded premiums written were $380.2 million, an increase of $41.8 million, or 12.4%. This increase was primarily driven by an increase in gross premiums written which were ceded to third-party investors in RenaissanceRe’s managed vehicles, principally RenaissanceRe Upsilon Fund Ltd.
•Net claims and claim expense ratio decreased 16.1 percentage points, driven by lower current accident year net losses due to the relatively low level of catastrophe activity in the period and higher prior accident year net favorable development in the second quarter of 2021, compared to the second quarter of 2020. This decrease in the net claims and claim expense ratio resulted in a lower combined ratio in the second quarter of 2021, compared to the second quarter of 2020.
•Underwriting income of $315.1 million, primarily driven by growth in net earned premiums as well as lower current accident year net incurred losses and higher prior accident year net favorable development.

Underwriting Results - Casualty and Specialty Segment: Grew gross premiums written by 38.1%

Casualty and Specialty Segment
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2021	2020
Gross premiums written	$910,602	$659,336	38.1%
Underwriting income	13,854	16,455

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.0%	68.4%	(1.4)	pts
Net claims and claim expense ratio - prior accident years	(0.1)%	(1.7)%	1.6	pts
Net claims and claim expense ratio - calendar year	66.9%	66.7%	0.2	pts
Underwriting expense ratio	30.9%	30.1%	0.8	pts
Combined ratio	97.8%	96.8%	1.0	pts
•Gross premiums written increased 38.1%, primarily driven by growth in the general casualty, professional liability and other specialty lines of business. This growth was principally driven by increases in new and existing business written in the current and prior periods, combined with rate improvements.
•Net claims and claim expense ratio was comparable to the second quarter of 2020, as the decrease in the current accident year net claims and claim expense ratio, which resulted from lower attritional losses, was offset by lower favorable prior accident year loss development in the second quarter of 2021.
•The underwriting expense ratio increased 0.8 percentage points driven by an increase in the net acquisition expense ratio, principally due to the effects of purchase accounting amortization related to the acquisition of TMR, which favorably impacted the ratio in the second quarter of 2020, partially offset by improved operating leverage in the second quarter of 2021.

Fee Income: Continued growth in management fee income related to increased capital under management

Fee Income
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2021	2020
Total management fee income	$31,970	$27,437	$4,533
Total performance fee income (1)	14,187	18,073	(3,886)
Total fee income	$46,157	$45,510	$647
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income increased by $0.6 million due to higher management fees related to increased capital under management compared to the second quarter of 2020. This was partially offset by lower performance fee income, primarily driven by the decrease in profit commissions resulting from underwriting losses from Winter Storm Uri in the first quarter of 2021.

Investment Results: Performance primarily driven by net realized and unrealized gains in fixed maturity and equity trading portfolios

Investment Results
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2021	2020
Net investment income	$80,925	$89,305	$(8,380)
Net realized and unrealized gains on investments	191,018	448,390	(257,372)
Total investment result	271,943	537,695	(265,752)
Total investment return - annualized	5.2%	11.8%	(6.6)	pts
•Total investment result decreased $265.8 million due to lower net realized and unrealized gains on investments in the second quarter of 2021 compared to the second quarter of 2020. The investment result in the second quarter of 2020 was favorably impacted by the market recovery following the disruption in global financial markets associated with the COVID-19 pandemic.
The total investment result in the second quarter of 2021 was primarily driven by net realized and unrealized gains on investments of $191.0 million, principally within fixed maturity and equity investments, including:
–Net realized and unrealized gains on fixed maturity investments, net of investments-related derivatives of $87.8 million, primarily as a result of decreasing yields on longer duration U.S. treasuries and a general decline in credit spreads.
–Net realized and unrealized gains on equity investments, net of investments-related derivatives of $65.6 million, principally from realized and unrealized gains in the Company’s strategic investment portfolio.
–Net realized and unrealized gains on other investments of $37.6 million, principally from fund investments as a result of fair value appreciation of the underlying investments.
•Managed fixed maturity and short-term investment weighted average yield to maturity was 1.0% and average duration was 3.0 years on total consolidated fixed maturity and short-term investments, at fair value of $17.8 billion at June 30, 2021.

Other Items of Note
•Net income attributable to redeemable noncontrolling interests was $113.5 million compared to $118.7 million in the second quarter of 2020, reflecting strong overall results across the Company’s consolidated joint ventures and managed funds in both periods.
•Income tax expense of $13.9 million compared to $29.9 million in the second quarter of 2020. The income tax expense in both periods was principally driven by net realized and unrealized gains on investments, primarily in the Company’s U.S.-based operations, with significantly higher gains in the second quarter of 2020.
•Raised capital totaling over $200 million in the second quarter of 2021 through RenaissanceRe Medici Fund Ltd. (“Medici”) and Upsilon RFO Re Ltd. (“Upsilon RFO”).
•Raised gross proceeds of $500.0 million in July 2021 through the issuance of 20,000,000 Depositary Shares, each of which represents a 1/1,000th interest in a share of the Company’s 4.20% Series G Preference Shares, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share). A portion of the proceeds from the issuance of the Series G Preference Shares will be used to redeem all of the outstanding 5.375% Series E Preference Shares, and the remaining net proceeds will be used for general corporate purposes.
•Announced the redemption of all 11,000,000 outstanding 5.375% Series E Preference Shares in July 2021. The 5.375% Series E Preference Shares are anticipated to be redeemed on August 11, 2021 for $275.0 million plus accrued and unpaid dividends thereon. Following the redemption, no 5.375% Series E Preference Shares will remain outstanding.
RenaissanceRe continues to monitor COVID-19 and expects that there may be significant industry losses
•RenaissanceRe continues to evaluate industry trends and potential exposure associated with the ongoing COVID-19 pandemic, and expects historically significant industry losses to emerge over time as the full impact of the pandemic and its effects on the global economy are realized. Net claims and claim expenses incurred associated with the COVID-19 pandemic were not significant in the second quarter of 2021.
•RenaissanceRe continues to actively monitor information received from or reported by clients, brokers, industry actuaries, regulators, courts, and others, and to assess that information in the context of its own portfolio. Loss estimates represent RenaissanceRe’s best estimate based on currently available information, and actual losses may vary materially from these estimates.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Friday, July 23, 2021 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s financial performance and the Company’s ability to conduct its business; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and insurance and reinsurance brokers, and the Company’s reliance on a small and decreasing number of brokers for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio and financial market volatility; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd. or any of the Company’s other Bermuda subsidiaries is subject to taxation in the U.S.; the effects of U.S. tax reform legislation, Organization for Economic Co-operation and Development or European Union (“EU”) measures and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities the Company manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth and other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and prospectus supplement dated July 7, 2021.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Keil Gunther Senior Vice President, Head of Global Marketing & Client Communication (441) 239-4932 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues
Gross premiums written	$2,094,158	$1,701,872	$4,746,600	$3,727,593
Net premiums written	$1,512,292	$1,180,803	$3,336,375	$2,450,611
Increase in unearned premiums	(319,502)	(170,707)	(989,749)	(527,417)
Net premiums earned	1,192,790	1,010,096	2,346,626	1,923,194
Net investment income	80,925	89,305	160,729	188,778
Net foreign exchange gains (losses)	3,234	(7,195)	(19,554)	(12,923)
Equity in earnings of other ventures	8,732	9,041	3,174	13,605
Other income (loss)	586	(1,201)	2,757	(5,637)
Net realized and unrealized gains (losses) on investments	191,018	448,390	(154,545)	337,683
Total revenues	1,477,285	1,548,436	2,339,187	2,444,700
Expenses
Net claims and claim expenses incurred	520,021	510,272	1,387,072	1,081,226
Acquisition expenses	285,590	233,610	552,824	444,214
Operational expenses	58,203	49,077	113,514	116,538
Corporate expenses	10,125	11,898	20,530	27,889
Interest expense	11,833	11,842	23,745	26,769
Total expenses	885,772	816,699	2,097,685	1,696,636
Income before taxes	591,513	731,737	241,502	748,064
Income tax (expense) benefit	(13,862)	(29,875)	5,654	(21,029)
Net income	577,651	701,862	247,156	727,035
Net income attributable to redeemable noncontrolling interests	(113,544)	(118,728)	(66,694)	(216,819)
Net income available to RenaissanceRe	464,107	583,134	180,462	510,216
Dividends on preference shares	(7,289)	(7,289)	(14,578)	(16,345)
Net income available to RenaissanceRe common shareholders	$456,818	$575,845	$165,884	$493,871

Net income available to RenaissanceRe common shareholders per common share – basic	$9.36	$12.64	$3.36	$11.04
Net income available to RenaissanceRe common shareholders per common share – diluted	$9.35	$12.63	$3.35	$11.02
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$5.64	$4.06	$5.73	$4.91

Average shares outstanding - basic	48,163	44,939	48,871	44,190
Average shares outstanding - diluted	48,226	45,003	48,940	44,253

Net claims and claim expense ratio	43.6%	50.5%	59.1%	56.2%
Underwriting expense ratio	28.8%	28.0%	28.4%	29.2%
Combined ratio	72.4%	78.5%	87.5%	85.4%

Return on average common equity - annualized	27.6%	38.5%	4.9%	17.1%
Operating return on average common equity - annualized (1)	16.8%	12.7%	8.4%	7.8%
(1)     See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2021	December 31, 2020
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,418,389	$13,506,503
Short term investments, at fair value	4,392,652	4,993,735
Equity investments trading, at fair value	577,090	702,617
Other investments, at fair value	1,585,036	1,256,948
Investments in other ventures, under equity method	91,938	98,373
Total investments	20,065,105	20,558,176
Cash and cash equivalents	1,789,756	1,736,813
Premiums receivable	4,481,492	2,894,631
Prepaid reinsurance premiums	1,361,041	823,582
Reinsurance recoverable	3,187,638	2,926,010
Accrued investment income	56,804	66,743
Deferred acquisition costs and value of business acquired	883,926	633,521
Receivable for investments sold	457,458	568,293
Other assets	196,959	363,170
Goodwill and other intangible assets	246,576	249,641
Total assets	$32,726,755	$30,820,580
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$10,944,742	$10,381,138
Unearned premiums	4,284,260	2,763,599
Debt	1,137,304	1,136,265
Reinsurance balances payable	4,489,841	3,488,352
Payable for investments purchased	795,185	1,132,538
Other liabilities	201,398	970,121
Total liabilities	21,852,730	19,872,013
Redeemable noncontrolling interests	3,656,419	3,388,319
Shareholders’ Equity
Preference shares	525,000	525,000
Common shares	48,026	50,811
Additional paid-in capital	1,153,881	1,623,206
Accumulated other comprehensive loss	(14,061)	(12,642)
Retained earnings	5,504,760	5,373,873
Total shareholders’ equity attributable to RenaissanceRe	7,217,606	7,560,248
Total liabilities, noncontrolling interests and shareholders’ equity	$32,726,755	$30,820,580

Book value per common share	$139.35	$138.46

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,183,556	$910,602	$—	$2,094,158
Net premiums written	$803,335	$708,957	$—	$1,512,292
Net premiums earned	$560,397	$632,393	$—	$1,192,790
Net claims and claim expenses incurred	97,150	422,871	—	520,021
Acquisition expenses	109,238	176,352	—	285,590
Operational expenses	38,887	19,316	—	58,203
Underwriting income	$315,122	$13,854	$—	328,976
Net investment income			80,925	80,925
Net foreign exchange gains			3,234	3,234
Equity in earnings of other ventures			8,732	8,732
Other income			586	586
Net realized and unrealized gains on investments			191,018	191,018
Corporate expenses			(10,125)	(10,125)
Interest expense			(11,833)	(11,833)
Income before taxes and redeemable noncontrolling interests				591,513
Income tax expense			(13,862)	(13,862)
Net income attributable to redeemable noncontrolling interests			(113,544)	(113,544)
Dividends on preference shares			(7,289)	(7,289)
Net income available to RenaissanceRe common shareholders				$456,818

Net claims and claim expenses incurred – current accident year	$148,133	$423,917	$—	$572,050
Net claims and claim expenses incurred – prior accident years	(50,983)	(1,046)	—	(52,029)
Net claims and claim expenses incurred – total	$97,150	$422,871	$—	$520,021

Net claims and claim expense ratio – current accident year	26.4%	67.0%		48.0%
Net claims and claim expense ratio – prior accident years	(9.1)%	(0.1)%		(4.4)%
Net claims and claim expense ratio – calendar year	17.3%	66.9%		43.6%
Underwriting expense ratio	26.5%	30.9%		28.8%
Combined ratio	43.8%	97.8%		72.4%

	Three months ended June 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,042,536	$659,336	$—	$1,701,872
Net premiums written	$704,138	$476,665	$—	$1,180,803
Net premiums earned	$491,116	$518,980	$—	$1,010,096
Net claims and claim expenses incurred	164,006	346,266	—	510,272
Acquisition expenses	94,773	138,837	—	233,610
Operational expenses	31,655	17,422	—	49,077
Underwriting income	$200,682	$16,455	$—	217,137
Net investment income			89,305	89,305
Net foreign exchange losses			(7,195)	(7,195)
Equity in earnings of other ventures			9,041	9,041
Other loss			(1,201)	(1,201)
Net realized and unrealized gains on investments			448,390	448,390
Corporate expenses			(11,898)	(11,898)
Interest expense			(11,842)	(11,842)
Income before taxes and redeemable noncontrolling interests				731,737
Income tax expense			(29,875)	(29,875)
Net income attributable to redeemable noncontrolling interests			(118,728)	(118,728)
Dividends on preference shares			(7,289)	(7,289)
Net income available to RenaissanceRe common shareholders				$575,845

Net claims and claim expenses incurred – current accident year	$170,614	$355,064	$—	$525,678
Net claims and claim expenses incurred – prior accident years	(6,608)	(8,798)	—	(15,406)
Net claims and claim expenses incurred – total	$164,006	$346,266	$—	$510,272

Net claims and claim expense ratio – current accident year	34.7%	68.4%		52.0%
Net claims and claim expense ratio – prior accident years	(1.3)%	(1.7)%		(1.5)%
Net claims and claim expense ratio – calendar year	33.4%	66.7%		50.5%
Underwriting expense ratio	25.7%	30.1%		28.0%
Combined ratio	59.1%	96.8%		78.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,800,375	$1,946,225	$—	$4,746,600
Net premiums written	$1,811,795	$1,524,580	$—	$3,336,375
Net premiums earned	$1,165,563	$1,181,063	$—	$2,346,626
Net claims and claim expenses incurred	595,982	791,090	—	1,387,072
Acquisition expenses	221,992	330,832	—	552,824
Operational expenses	74,262	39,252	—	113,514
Underwriting income	$273,327	$19,889	$—	293,216
Net investment income			160,729	160,729
Net foreign exchange losses			(19,554)	(19,554)
Equity in earnings of other ventures			3,174	3,174
Other income			2,757	2,757
Net realized and unrealized losses on investments			(154,545)	(154,545)
Corporate expenses			(20,530)	(20,530)
Interest expense			(23,745)	(23,745)
Income before taxes and redeemable noncontrolling interests				241,502
Income tax benefit			5,654	5,654
Net income attributable to redeemable noncontrolling interests			(66,694)	(66,694)
Dividends on preference shares			(14,578)	(14,578)
Net income available to RenaissanceRe common shareholders				$165,884

Net claims and claim expenses incurred – current accident year	$652,127	$796,006	$—	$1,448,133
Net claims and claim expenses incurred – prior accident years	(56,145)	(4,916)	—	(61,061)
Net claims and claim expenses incurred – total	$595,982	$791,090	$—	$1,387,072

Net claims and claim expense ratio – current accident year	55.9%	67.4%		61.7%
Net claims and claim expense ratio – prior accident years	(4.8)%	(0.4)%		(2.6)%
Net claims and claim expense ratio – calendar year	51.1%	67.0%		59.1%
Underwriting expense ratio	25.4%	31.3%		28.4%
Combined ratio	76.5%	98.3%		87.5%

	Six months ended June 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,263,062	$1,464,531	$—	$3,727,593
Net premiums written	$1,378,719	$1,071,892	$—	$2,450,611
Net premiums earned	$912,451	$1,010,743	$—	$1,923,194
Net claims and claim expenses incurred	308,751	772,475	—	1,081,226
Acquisition expenses	180,124	264,090	—	444,214
Operational expenses	75,662	40,876	—	116,538
Underwriting income (loss)	$347,914	$(66,698)	$—	281,216
Net investment income			188,778	188,778
Net foreign exchange losses			(12,923)	(12,923)
Equity in earnings of other ventures			13,605	13,605
Other loss			(5,637)	(5,637)
Net realized and unrealized gains on investments			337,683	337,683
Corporate expenses			(27,889)	(27,889)
Interest expense			(26,769)	(26,769)
Income before taxes and redeemable noncontrolling interests				748,064
Income tax expense			(21,029)	(21,029)
Net income attributable to redeemable noncontrolling interests			(216,819)	(216,819)
Dividends on preference shares			(16,345)	(16,345)
Net income available to RenaissanceRe common shareholders				$493,871

Net claims and claim expenses incurred – current accident year	$301,458	$781,274	$—	$1,082,732
Net claims and claim expenses incurred – prior accident years	7,293	(8,799)	—	(1,506)
Net claims and claim expenses incurred – total	$308,751	$772,475	$—	$1,081,226

Net claims and claim expense ratio – current accident year	33.0%	77.3%		56.3%
Net claims and claim expense ratio – prior accident years	0.8%	(0.9)%		(0.1)%
Net claims and claim expense ratio – calendar year	33.8%	76.4%		56.2%
Underwriting expense ratio	28.1%	30.2%		29.2%
Combined ratio	61.9%	106.6%		85.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Property Segment
Catastrophe	$761,323	$711,786	$1,892,448	$1,647,976
Other property	422,233	330,750	907,927	615,086
Property segment gross premiums written	$1,183,556	$1,042,536	$2,800,375	$2,263,062

Casualty and Specialty Segment
General casualty (1)	$286,686	$206,666	$629,856	$453,333
Professional liability (2)	306,387	222,737	620,759	453,224
Financial lines (3)	86,175	101,635	230,561	248,714
Other (4)	231,354	128,298	465,049	309,260
Casualty and Specialty segment gross premiums written	$910,602	$659,336	$1,946,225	$1,464,531

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Fixed maturity investments trading	$59,510	$69,943	$122,443	$143,281
Short term investments	782	6,049	1,355	18,141
Equity investments trading	1,626	1,666	3,117	3,217
Other investments
Catastrophe bonds	16,681	13,519	31,149	27,658
Other	9,339	1,107	13,140	2,736
Cash and cash equivalents	159	837	261	2,341
	88,097	93,121	171,465	197,374
Investment expenses	(7,172)	(3,816)	(10,736)	(8,596)
Net investment income	80,925	89,305	160,729	188,778

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading, net of investments-related derivatives (1)	87,847	322,711	(173,912)	423,932
Equity investments trading, net of investments-related derivatives (1)	65,566	113,506	(2,356)	(38,376)
Other investments
Catastrophe bonds	2	4,452	(19,081)	(9,900)
Other	37,603	7,721	40,804	(37,973)
Net realized and unrealized gains (losses) on investments	191,018	448,390	(154,545)	337,683
Total investment result	$271,943	$537,695	$6,184	$526,461

Total investment return - annualized	5.2%	11.8%	0.1%	5.8%
(1)    Net realized and unrealized gains (losses) on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized gains (losses) on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income available to RenaissanceRe common shareholders	$456,818	$575,845	$165,884	$493,871
Adjustment for net realized and unrealized (gains) losses on investments, excluding other investments - catastrophe bonds	(191,016)	(443,938)	135,464	(347,583)
Adjustment for net foreign exchange (gains) losses	(3,234)	7,195	19,554	12,923
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	2,279	135	6,702
Adjustment for income tax expense (benefit) (1)	11,786	21,223	(8,179)	17,082
Adjustment for net income (loss) available (attributable) to redeemable noncontrolling interests (2)	3,696	27,472	(30,413)	40,491
Operating income available to RenaissanceRe common shareholders	$278,050	$190,076	$282,445	$223,486

Net income available to RenaissanceRe common shareholders per common share - diluted	$9.35	$12.63	$3.35	$11.02
Adjustment for net realized and unrealized (gains) losses on investments, excluding other investments - catastrophe bonds	(3.96)	(9.86)	2.77	(7.85)
Adjustment for net foreign exchange (gains) losses	(0.07)	0.16	0.40	0.29
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	0.05	—	0.15
Adjustment for income tax expense (benefit) (1)	0.24	0.47	(0.17)	0.39
Adjustment for net income (loss) available (attributable) to redeemable noncontrolling interests (2)	0.08	0.61	(0.62)	0.91
Operating income available to RenaissanceRe common shareholders per common share - diluted	$5.64	$4.06	$5.73	$4.91

Return on average common equity - annualized	27.6%	38.5%	4.9%	17.1%
Adjustment for net realized and unrealized (gains) losses on investments, excluding other investments - catastrophe bonds	(11.5)%	(29.7)%	4.0%	(11.9)%
Adjustment for net foreign exchange (gains) losses	(0.2)%	0.5%	0.6%	0.4%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	0.2%	—%	0.2%
Adjustment for income tax expense (benefit) (1)	0.7%	1.4%	(0.2)%	0.6%
Adjustment for net income (loss) available (attributable) to redeemable noncontrolling interests (2)	0.2%	1.8%	(0.9)%	1.4%
Operating return on average common equity - annualized	16.8%	12.7%	8.4%	7.8%
(1)    Adjustment for income tax expense (benefit) represents the income tax (expense) benefit associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)    Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Book value per common share	$139.35	$131.15	$138.46	$135.13	$134.27
Adjustment for goodwill and other intangibles (1)	(5.60)	(5.42)	(5.37)	(5.53)	(5.56)
Tangible book value per common share	133.75	125.73	133.09	129.60	128.71
Adjustment for accumulated dividends	22.80	22.44	22.08	21.73	21.38
Tangible book value per common share plus accumulated dividends	$156.55	$148.17	$155.17	$151.33	$150.09

Quarterly change in book value per common share	6.3%	(5.3)%	2.5%	0.6%	14.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	6.7%	(5.3)%	3.0%	1.0%	16.6%
Year to date change in book value per common share	0.6%	(5.3)%	14.9%	12.1%	11.4%
Year to date change in tangible book value per common share plus change in accumulated dividends	1.0%	(5.3)%	17.9%	14.6%	13.5%
(1)     At June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, goodwill and other intangibles included $22.4 million, $22.7 million, $23.0 million, $23.2 million, and $23.5 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.